                                                                      EXHIBIT 5





                               January 17, 2000


Centerstate Banks of Florida, Inc.
7722 SR 544 East
Winter Haven, Florida  33881

Gentlemen:

         This opinion is issued in connection with the filing by Centerstate Banks of Florida, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4, as amended (the "Registration Statement"), with respect to the offer and sale of shares of common stock, par value $.01 per share, of the Company (the "Shares") pursuant to an Agreement to Merge among First National Bank of Osceola County, Centerstate Banks of Florida, Inc. and First Interim National Bank of Osceola County (the "Agreement").

         We have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the Registration Statement, the Articles of Incorporation of the Company, and the Agreement will be legally issued, fully paid and nonassessable Shares of common stock of the Company.

         The opinion expressed herein is limited to the laws of the State of Florida.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the Prospectus forming a

Centerstate Banks of Florida, Inc.
January 17, 2000
Page 25
__________________________________

part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                 Very truly yours,

                                 SMITH, MACKINNON, GREELEY, BOWDOIN, EDWARDS,
                                 BROWNLEE & MARKS, P.A.


                                 /s/ John P. Greeley
                                 --------------------------------------------
                                 By: John P. Greeley